UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: December 23, 2020

(Date of earliest event reported)

TENET HEALTHCARE CORPORATION

(Exact name of Registrant as specified in its charter)

Nevada	1-7293	95-2557091
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

14201 Dallas Parkway

Dallas, Texas 75254

(Address of principal executive offices, including zip code)

(469) 893-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbols	Name of each exchange on which registered
Common stock $0.05 par value	THC	New York Stock Exchange
6.875% Senior Notes due 2031	THC31	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

As previously disclosed, on December 12, 2019, certain subsidiaries of Tenet Healthcare Corporation (the “Company”) entered into a definitive agreement (the “Asset Sale Agreement”) for the sale of the Company’s two Memphis-area hospitals and certain related facilities to Methodist Le Bonheur Healthcare, a non-profit healthcare system (the “Proposed Transaction”). In connection with the Asset Sale Agreement, the Company subsequently filed notification and report forms under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, with the U.S. Federal Trade Commission (the “FTC”) and the U.S. Department of Justice (the “Sale Submissions”).

On November 13, 2020, the FTC authorized suit in federal court and filed an administrative complaint alleging the Proposed Transaction violates certain provisions of the Clayton Act and FTC Act. The Company responded to the complaint in the administrative proceeding on November 27, 2020 and to the complaint in the federal action on December 7, 2020. Subsequently, the Company determined that it no longer intends to pursue the Proposed Transaction. The Company withdrew its Sale Submission on December 23, 2020 and is working with the FTC to effectuate dismissal of the federal and administrative proceedings.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENET HEALTHCARE CORPORATION

Date: December 23, 2020

	By:	/s/ Audrey Andrews
	Name:	Audrey Andrews
	Title:	Executive Vice President, General Counsel and
Corporate Secretary